                                                                                        Exhibit 99.1
BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BIOTIME INC. ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

-- Reports Growth in Second Quarter Royalty Revenue --
-- Expects Continued Growth in Royalty Revenue for Third Quarter --

ALAMEDA, CA, August 15, 2008 – On August 14, 2008 BioTime, Inc. (OTCBB: BTIM) reported financial results for the quarter ended June 30, 2008.

For the three months ended June 30, 2008, BioTime's total quarterly revenue, including both royalty income and revenue recognition of deferred license fees, increased 95% to $410,563 versus $210,741 for the same period last year.

BioTime reported a net loss of $662,780, or $0.03 per basic and diluted share, for the three months ended June 30, 2008, compared to a net loss of $344,077, or $0.02 per basic and diluted share, for the three months ended June 30, 2007.

BioTime recognized $341,153 in royalty revenue versus $163,676 during the three months ended June 30, 2007, an increase of 108%.  The growth in royalties is attributable to the increase in sales of Hextend to both hospitals and the United States Armed Forces.  Hextend is an artificial colloidal solution classified as a plasma volume expander for supporting oncotic pressure as well as providing electrolytes to patients suffering from blood loss in surgery or from trauma.  BioTime recognizes royalty revenues in the quarter in which sales reports are received versus the quarter in which the sales take place.  Therefore, royalty revenue for the three months ended June 30, 2008 includes royalties on sales of Hextend during the three months ended March 31, 2008.

Additionally, in August 2008, BioTime received royalties in the amount of $341,391 from Hospira, Inc., an increase of 86% from the same period one year ago.  This amount is based on the sales of Hextend made by Hospira, Inc. during the second quarter of 2008, and will be reflected in BioTime’s consolidated financial statements for the third quarter of 2008.  The growth is attributable to increased sales to the United States Armed Forces.  Hospira is the exclusive distributor of Hextend in the United States. CJ CheilJedang Corp. is the exclusive distributor of Hextend in South Korea.

License revenue increased 44% to $67,725 during the second quarter of 2008 versus $47,065 in the same period last year.  Most of this increase consists of license fees received during prior accounting periods from CJ CheilJedang Corp. and Summit Pharmaceuticals International Corporation, and are reflected as deferred revenue on BioTime’s balance sheet.  BioTime amortizes those license fees and recognizes them as current revenues over the expected life of the patents related to the applicable licenses.

Cash and cash equivalents totaled $172,461 as of June 30, 2008, compared with $127,242 as of June 30, 2007.  Total shareholder deficit was $3,920,889 as of June 30, 2008, compared with total shareholders' deficit of $2,636,640 at June 30, 2007, a 49% increase in deficit.  As of June 30, 2008,

BioTime, Inc.

the Company had lines of credit for $2,578,600, from which $1,882,767 had been drawn at that date. The Company drew an additional $225,000 on one of our lines of credit during July 2008.

It is BioTime’s intention to raise the additional capital needed to finance the further development of its products because its current lines of credit and royalty revenues are not sufficient to fund anticipated operating expenses beyond November 15, 2008.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product Hextend is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. BioTime has recently entered the field of regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc., through which it plans to develop new medical and research products using embryonic stem cell technology. Additional information about BioTime can be found on the web at www.biotimeinc.com. Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, and EScalateTM are trademarks of BioTime, Inc.

Forward Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings.  BioTime disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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-Financial Tables Follow-

BioTime, Inc.

BIOTIME, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS	June 30, 2008 (unaudited)	December 31, 2007
CURRENT ASSETS:
Cash and cash equivalents	$172,461	$9,501
Accounts receivable	4,095	3,502
Prepaid expenses and other current assets	150,626	128,643
Total current assets	327,182	141,646

Equipment, net of accumulated depreciation of $588,318 and $585,765, respectively	11,316	12,480
Advanced license fees and other assets	270,976	20,976
TOTAL ASSETS	$609,474	$175,102

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$623,065	$480,374
Lines of credit	1,924,156	716,537
Deferred license revenue, current portion	293,070	261,091
Total current liabilities	2,840,291	1,458,002

LONG-TERM LIABILITIES:
Stock appreciation rights compensation liability	52,603	13,151
Deferred license revenue, net of current portion	1,630,122	1,740,702
Other liabilities	7,347	9,636
Total long-term liabilities	1,690,072	1,763,489

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
Common shares, no par value, authorized 50,000,000 shares; issued and outstanding 23,694,374 and 23,034,374 shares at June 30, 2008 and December 31, 2007, respectively	40,968,465	40,704,136
Contributed capital	93,972	93,972
Accumulated deficit	(44,983,326)	(43,844,497)
Total shareholders' deficit	(3,920,889)	(3,046,389)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$609,474	$175,102

BioTime, Inc.

BIOTIME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
REVENUES:
License fees	$67,725	$47,065	$133,908	$93,499
Royalties from product sales	341,153	163,676	650,053	362,940
Other revenue	1,685	—	7,620	—
Total revenues	410,563	210,741	791,581	456,439

EXPENSES:
Research and development	(416,978)	(210,767)	(764,129)	(554,317)
General and administrative	(532,358)	(293,772)	(968,297)	(711,552)
Total expenses	(949,336)	(504,539)	(1,732,426)	(1,265,869)

Loss from operations	(538,773)	(293,798)	(940,845)	(809,430)
Interest expenses and other income	(124,007)	(50,279)	(197,983)	(88,509)
Net Loss	$(662,780)	$(344,077)	$(1,138,828)	$(897,939)
Loss per common share – Basic and Diluted	$(0.03)	$(0.02)	$(0.05)	$(0.04)

Weighted average number of common shares outstanding – Basic and Diluted	23,694,374	22,828,879	23,368,660	22,788,518